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                                     UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION

                                 Washington, D.C. 20549

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                                           8-K/A

                                      CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of the
                            Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  September 14, 2001


                                       CYBERCARE, INC.
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                  (Exact name of registrant as specified in its charter)


             Florida                      0-20356                 65-0158479
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(State or other jurisdiction     (Commission File Number)     (IRS Employer ID
of incorporation)                                              Number)


         2500 Quantum Lakes Drive, Suite 1000, Boynton Beach, Florida 33426
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                      (Address of principal executive offices)


Registrant's telephone number, including area code:  561-742-5000

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Item 5.  Other Events

         As disclosed in Form 8-K filed October 31, 2001 regarding the Private Equity Line Agreement dated as of September 14, 2001 between the Registrant and Strategic Investment Management, SA ("SIM"), the price for shares which SIM is obligated to purchase is determined on the day the Registrant is deemed to have delivered a "Put" notice. Any "Put" is at the Registrant's option and is based on the lower of the closing bid price or lowest trade price per share on the trading day on which a "Put" notice is deemed delivered. The Registrant is obligated to "Put" at least $1 million in stock during the term. To date, the Registrant has not delivered a "Put" notice to SIM.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


Date: January 15, 2002                     By: /s/ Steven M. Cohen
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                                               Steven M. Cohen
                                               Chief Financial Officer